EXHIBIT A
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        Pursuant to Rule 13d-1(f)(1)(iii) of Regulation
   13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this
   Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

   Dated:    March 4, 1998


   SCORPION-ACRODYNE INVESTORS, LLC


   By: /s/ Kevin R. McCarthy
      ----------------------
        Kevin R. McCarthy
        one of its members


   ARABELLA, S.A.

   By: /s/ Pierre Caland
      ----------------------
        Pierre Caland
   Its: Administrateur-Delegue